SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2004


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)



Item 5.  Other Events

http://www.gses.com

AT THE COMPANY
John V. Moran
Chief Executive Officer


FOR IMMEDIATE RELEASE


           GSE Systems Announces Year End 2003 Financial Results and New Credit Facility with Wachovia Bank Columbia, Maryland, April 14, 2004-- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and training solutions to the energy, process, manufacturing and government sectors, reported that revenue for its continuing simulation business for the three and twelve months ended December 31, 2003 was $8.4 million and $25.0 million, respectively. This compares to revenue of $4.9 million and $20.2 million for comparable periods in 2002, respectively. The Company sold its Process Automation Business in September 2003, and the results of this business have been classified as discontinued operations.

The Company's loss from continuing operations was $816,000 in the fourth quarter 2003 and $1.9 million for the year ended December 31, 2003. The loss from discontinued operations was $370,000 for the fourth quarter and $1.7 million for the year. In total, the Company reported a net loss of $1.2 million or $0.38 per diluted share for the fourth quarter 2003 and a net loss of $3.5 million or $0.87 per diluted share for the year ended December 31, 2003. This compares to a net loss of $6.4 million or $1.10 per diluted share for the fourth quarter 2002 and a net loss of $5.9M or $1.05 per diluted share for the full year 2002. Fourth quarter and year end results are shown on the attached schedule.

In conjunction with the sale of the Process Automation business and the October 2003 change in ownership of GSE, the Company restructured its corporate functions in the fourth quarter 2003, outsourcing most of these functions to General Physics Corporation, a wholly-owned subsidiary of GP Strategies Corporation, effective January 1, 2004. The management services contract with General Physics is anticipated to save the Company over $600,000 in 2004; however, the Company incurred significant severance costs in the fourth quarter of 2003 relating to the reduction of its corporate staff. In addition, the Company's fourth quarter 2003 results also reflect the write off of the Company's investment in RedStorm Scientific Inc. and additional interest expense relating to the beneficial conversion of the Company's subordinated debt to common stock.

The Company's continuing business, focused primarily on the Company's core simulation technologies, showed strong improvement throughout the year with revenue increasing 23.7% over 2002. Sales to the domestic nuclear market were strong in 2003 as customers purchased upgrades to simulation tools and advanced models. The trend of US nuclear plants to introduce more automated control systems in their plants also resulted in several simulator upgrades, a trend the Company expects to continue in 2004. Sales to the fossil, process and government sectors also improved in 2003 over 2002, with the award of several new contracts. The Company established new working relationships with fossil plant Digital Control System providers, which the Company believes will provide it greater market access, as plants replace their control systems and require corresponding plant specific simulators both to train operators and to validate the new control systems prior to commissioning in the plant.

As a result of the sale of the Process Automation Business, the Company eliminated its bank debt in September 2003, and entered 2004 with a positive cash position. The Company also recently successfully negotiated a new $1.5M revolving credit facility with Wachovia Bank to provide additional working capital, which facility replaced the Company's existing credit facility.

The Company believes that its focused marketing efforts helped increase the Company's backlog of contracts at the end of 2003 to $30.4 million, a 59% increase over 2002 and a five year high. In addition, new domestic and international contracts were awarded in the fourth quarter, which the Company anticipates will provide a stable revenue base for 2004.

John V. Moran, GSE's Chief Executive Officer stated, "Overall, GSE is positioned well for 2004. Particularly encouraging is our elimination of debt, our new banking relationship with Wachovia and GSE's robust backlog of contracted work. I also believe that there are also some very positive indications that simulation is taking hold in the process and manufacturing sectors, which are two of the Company's targeted growth areas."


                                      * * *

GSE Systems, Inc. provides real-time simulation and training solutions. The company has over three decades of experience, over 250 applications, and 100 customers in more than 25 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland. Our global locations include offices in Sweden, Japan and China. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. We use words such as "expects", "intends" and "anticipates" to indicate forward looking statements. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to, delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2003, periodic reports and registration statements filed with the Securities and Exchange Commission.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.


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           GSE SYSTEMS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands, except per share data)

           CONDENSED STATEMENTS OF OPERATIONS


                                                                      Three months ended             Year ended

                                                                 December 31,                       December 31,

                                                                    2003             2002              2003              2002

Contract revenue                                                  $ 8,360         $ 4,949           $ 25,019          $ 20,220
Cost of revenue                                                     6,194           4,763             19,175            16,660
                                                                  --------        --------          ---------         ---------
Gross profit                                                        2,166             186              5,844             3,560

Operating expenses                                                  2,403           1,725              6,835              6,901
                                                                  --------        --------           --------          --------
Operating loss                                                       (237)         (1,539)              (991)            (3,341)

Other Expense, net                                                   (508)            (83)              (777)               (18)
                                                                  --------        --------          ---------          ---------
Loss from continuing operations before income taxes                  (745)         (1,622)            (1,768)            (3,359)

Provision (benefit) for income taxes                                   71            (365)                93                891
                                                                  --------        --------          =--------          ---------
Loss from continuing operations                                      (816)         (1,257)            (1,861)            (4,250)


     Loss from discontinued operations, net of income taxes          (370)         (5,159)            (1,409)            (1,693)

     Loss on sale of discontinued operations                            -               -               (262)                 -
                                                                  --------        ---------         ---------           ---------
Income (loss) from discontinued operations                           (370)         (5,159)            (1,671)            (1,693)
                                                                  --------        ---------         ----------          ----------

Net income (loss)                                                $ (1,186)       $ (6,416)          $ (3,532)          $ (5,943)
                                                                  =========       ==========        ==========          ==========
Basic earnings (loss) per common share:

     Continuing operations                                        $ (0.34)        $ (0.22)           $ (0.61)           $ (0.76)
     Discontinued operations                                        (0.04)          (0.88)             (0.26)             (0.29)
                                                                  --------        ---------          ---------           ----------
                                                                  $ (0.38)        $ (1.10)           $ (0.87)           $ (1.05)
                                                                --==========    --========        ---=========        ---==========
Weighted average shares outstanding - Basic                     8,248,918       5,869,138          6,542,000          5,863,134
                                                                ============    ===========        ===========        ============
Diluted earnings (loss) per common share

     Continuing operations                                        $ (0.34)        $ (0.22)           $ (0.61)           $ (0.76)
     Discontinued operations                                        (0.04)          (0.88)             (0.26)             (0.29)
                                                                ------------    -----------         -----------       ------------
                                                                  $ (0.38)        $ (1.10)           $ (0.87)           $ (1.05)
                                                                ============    ===========         ==========        =============
Weighted average shares outstanding - Diluted                   8,248,918       5,869,138          6,542,000          5,863,134
                                                                -----------     -----------        ----------         --------------


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Selected balance sheet data

                                                December 31, 2003             December 31, 2002

Cash and cash equivalents                           $ 1,388                       $ 1,617
Current assets                                       12,953                        17,202
Total assets                                         16,536                        28,894

Current liabilities                                $ 10,416                      $ 11,166
Long-term liabilities                                   441                         9,617
Stockholders' equity                                  5,679                         8,111



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